Translation * Page 1 of 4
EXHIBIT 10.2

Danske	Bank

ADDENDUM TO CREDIT FACILITY CONTRACT
floating interest – business
Credit line increase

Borrower’s copy
Page 1 of 2
Credit facility type: Business
account
Account: XXXXX
Reference: 0026395860

Lender	Danske Bank A/S

Borrower	Living Brands A/S	Customer number:
	Sølvgade 10, 5	0026395860
	1307 Copenhagen K

	Denmark

	If there is more than one borrower, the terms and conditions of the contract shall apply to each borrower.

Credit line	Danske Bank A/S has granted an increase of	DKK	500,000.00

	of the borrower’s existing credit line, which
	as at 25 April 2006 is	DKK	500,000.00

	The borrower’s new credit line is	DKK	1,000,000.00

Formation expenses	Formation expenses
	Commitment fee	DKK	2,500.00
	Loan transaction fee	DKK	500.00

	Total establishment costs to be debited to the account DKK			3,000.00

Addendum to credit facility contract	This addendum to the credit facility contract was entered into as a result of an increase in the credit line.

Repayment and duration of the credit	The credit facility shall be subject to renegotiation every year when the financial statements/annual report/annual statement from the Danish tax authorities are/is available.

The debt shall not exceed the current line of credit.

Interest, commission	Lending rate of interest
and fee	The borrower shall pay a floating interest rate on the borrowings under the credit facility.

The current rate of interest is 5.7500 per cent p.a.

Translation * Page 2 of 4

Account: XXXXX
Reference: 0026395860

Deposit rate of interest

The bank shall pay a floating interest rate on any account balance. The interest rate shall correspond to Danske BID for DKK with a variable deduction fixed by the bank, currently 0.6500 percentage points.

On 25 April 2006, Danske BID for DKK is 2.6 per cent p.a. Danske BID is variable and fixed by the bank every business day with effect from that same day.

Commission
The borrower shall pay a variable commission on the credit line as fixed by the bank.

The current rate of commission is 0.0000 per cent p.a.

Changes
The bank may change the floating lending rate of interest in accordance with its General Terms and Conditions of Business.

The deposit rate of interest shall be changed in accordance with any changes to Danske BID.

The bank may change the floating interest rate supplement/deduction in accordance with its General Terms and Conditions of Business.

The bank may change the floating commission rates in accordance with its General Terms and Conditions of Business.

Other terms and	The following shall also apply to the credit facility contract:
conditions

Borrower’s signature	By signing this document, the borrower declares to owe Danske Bank A/S the borrowings under the credit facility from time to time plus interest, commission and any fees and costs.

If there is more than one borrower, the borrowers shall be jointly and severally liable.

At the same time, the borrower acknowledges receipt of a copy of the credit facility contract.

Translation * Page 3 of 4
Date <>

/s/ Peter Brockdorff	/s/ Bent Helvang

Binding signature	Witness
Living Brands A/S	CHAIRMAN BENT HELVANG

[Handwritten: Signed by
PBR + PSO 28.04.06]

Translation * Page 4 of 4

THIS IS TO CERTIFY

that the foregoing

“Addendum to credit facility contract”

is a true and faithful translation of the attached copy
in the Danish language produced to me.

This translation consists of four (4) pages.

In witness whereof I have hereonto set
my hand and affixed my seal of office this
8th day of November 2007.

Malene Popov
Sworn Translator and Interpreter of the English language
Aarhus, Denmark